Exhibit 2.1

THIRD AMENDMENT TO

SECURITIES PURCHASE AGREEMENT

This Third Amendment to Securities Purchase Agreement (the “Amendment”) is entered into as of July 2, 2024 among KLDiscovery Inc., a Delaware corporation (the “Company”), and the purchasers identified on the signature pages hereto (including their permitted successors and assigns, each a “Purchaser” and, collectively, the “Purchasers”). The Company together with the Purchasers are referred to herein as the “Parties.” Capitalized terms used herein and not defined shall have the meaning ascribed to them in the Securities Purchase Agreement (as defined below).

WHEREAS, the Company is party to that certain Securities Purchase Agreement dated as of December 16, 2019, as amended by that certain First Amendment to Securities Purchase Agreement dated as of November 19, 2021 and that certain Second Amendment to Securities Purchase Agreement dated as of June 14, 2024 (as so amended, the “Securities Purchase Agreement”), among the Company and the purchasers identified on the signature pages thereto (such purchasers, collectively, the “Original Purchasers”);

WHEREAS, pursuant to the Securities Purchase Agreement, the Company issued 8.00% convertible debentures (the “Debentures”) in the aggregate principal amount of $200,000,000, upon the terms and subject to the conditions set forth therein, to the Original Purchasers, in the names and amounts set forth in Schedule I thereto;

WHEREAS, as of the date hereof, the undersigned Purchasers collectively hold 100% of the issued and outstanding Debentures; and

WHEREAS, the Parties wish to amend further the Securities Purchase Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.
Form of Debenture – “Maturity Date”: The “Maturity Date” applicable to each of the Debentures shall be January 10, 2025; provided, however, that if the Parties enter into an agreement to exchange the Debentures for newly-issued common stock of the Company (the “Exchange Agreement”) that references this Amendment, which Exchange Agreement is contemplated as a commitment under a related transaction support agreement (the “TSA”), the “Maturity Date” applicable to each of the Debentures shall automatically extend by a period of six months without further action or written consent by the Parties and shall thereafter be July 10, 2025; provided further that if the TSA is terminated in accordance with its terms, the “Maturity Date” applicable to each of the Debentures shall automatically be modified without further action or written consent by the Parties to the date that is 195 calendar days after the day of such termination.

2.
The Parties acknowledge and agree that except as set forth herein, all other terms of the Securities Purchase Agreement are reaffirmed and shall remain in full force and effect.

Exhibit 2.1

3.
All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof.

4.
Any provision of this Amendment which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

5.
This Amendment may be executed by pdf format scanned signatures and in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts will be construed together, be deemed an original, and will constitute one and the same instrument. The Parties hereby agree that this Amendment may be executed by way of electronic signatures and that an electronic signature has the same binding effect as a physical signature. For the avoidance of doubt, the Parties further agree that this Amendment, or any part thereof, will not be denied legal effect, validity or enforceability solely on the ground that it is in the form of an electronic record.

[SIGNATURE PAGE FOLLOWS]

Exhibit 2.1

IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed as of the day and year first above written.

KLDISCOVERY INC.

By:

Name:

Title:

1397225 ONTARIO LIMITED

By:

Name:

Title:

MGG SPECIALTY FINANCE FUND II LP

MGG SF EVERGREEN FUND LP

MGG CANADA FUND LP

MGG INSURANCE FUND SERIES INTERESTS OF THE SALI MULTI-SERIES FUND, L.P.

MGG SF EVERGREEN UNLEVERED FUND LP

MGG SF DRAWDOWN UNLEVERED FUND II LP

MGG SF DRAWDOWN UNLEVERED FUND II (LUXEMBOURG) SCSP

MGG OFFSHORE FUNDING I, LLC

MGG SF EVERGREEN MASTER FUND (CAYMAN) LP

MGG SF DRAWDOWN MASTER FUND (CAYMAN) LP

MGG SF DRAWDOWN UNLEVERED MASTER FUND II (CAYMAN) LP

MGG SF EVERGREEN UNLEVERED MASTER FUND II (CAYMAN) LP

MGG (BVI) LIMITED

MGG COINVEST V LLC

PIVOTAL SPAC FUNDING LLC

By: MGG Investment Group LP, on behalf of each of the above, as Authorized Signatory

By:

Name:

Title:

[Signature Page to the Amendment]